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                                                                    EXHIBIT 23.1


The Board of Directors
Concurrent Computer Corporation and Subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP


/s/ KPMG LLP

Fort Lauderdale, Florida
June 6, 2000